UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2020

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	OCC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement Item 1.02 Termination of a Material Definitive Agreement

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibits

Item 1.01 Entry into a Material Definitive Agreement

Loan and Security Agreement with North Mill Capital LLC

On July 24, 2020, Optical Cable Corporation along with its subsidiaries Applied Optical Systems, Inc., a Delaware corporation (“Applied”), and Centric Solutions LLC, a Delaware limited liability company (“Centric”, and together with Optical Cable Corporation and Applied, individually and collectively, the “Company”), entered into a Loan and Security Agreement (“Loan Agreement”) with North Mill Capital LLC, a Delaware limited liability company (“North Mill”). As part of the transaction, the Company also entered into a Revolving Credit Master Promissory Note with North Mill dated July 24, 2020 (the “Revolver”) and a Collateral Assignment of Patents and Trademarks (“Collateral Assignment”) dated July 24, 2020 along with certain other supporting ancillary documents.

Under the Loan Agreement, North Mill agreed to provide the Company with one or more advances in an amount up to 85% of the aggregate outstanding amount of Eligible Accounts (the “Eligible Accounts Loan Value”); plus the lowest of (i) an amount up to 35% of the aggregate value of Eligible Inventory; (ii) $5,000,000; and (iii) an amount not to exceed 100% of the then outstanding Eligible Accounts Loan Value; minus $1,500,000.

The Loan Agreement defines Eligible Accounts as those accounts created by the Company in the ordinary course of business, which are acceptable to North Mill. Eligible Accounts does not include any of the following: (i) accounts with respect to which the Account debtor has failed to pay within 90 days of invoice date, and all Accounts owed by any account debtor that has failed to pay 25% or more of its accounts owed to the Company within 90 days of invoice date (with limited exceptions); (ii) accounts with respect to which the goods sold are sold on a bill and hold basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or which contain other terms by reason of which payment by the account debtor may be conditional; (iii) accounts with respect to which the account debtor is not a resident of the United States unless such accounts are supported by foreign credit insurance or a letter of credit, in both instances satisfactory, in form and substance, to, and assigned to, North Mill; (iv) accounts with respect to which the account debtor is the United States or any department, agency or instrumentality of the United States, any State of the United States or any city, town, municipality or division thereof unless all filings have been made under the Federal Assignment of Claims Act or comparable state or other statute; (v) accounts with respect to which the account debtor is an officer, employee or agent of, or subsidiary of, related to, affiliated with or has common shareholders, officers or directors with the Company; (vi) accounts with respect to which the Company is or may become liable to the Account debtor for goods sold or services rendered by the account debtor to the Company or otherwise; (vii) accounts with respect to an account debtor whose total obligations to the Company exceed 15% of all accounts or such other percentage as the Company may agree to in writing as to a particular account debtor, to the extent such obligations exceed the applicable concentration percentage, provided that with respect to certain account debtors set forth in the schedules to the Loan Agreement, the concentration percentage shall not exceed 25%; (viii) accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto, is subject to any insolvency proceeding, becomes insolvent, fails or goes out of business; (ix) accounts arising out of a contract or purchase order for which a surety bond was issued on behalf of the Company; (x) accounts with respect to which the Company does not have a first priority and exclusive perfected security interest; (xi) accounts with respect to which the account debtor is in a jurisdiction for which the Company is required to file a notice of business activities or similar report and the Company has not filed such report within the time period required by applicable law; (xii) accounts with respect as to which an invoice has not been issued to the account debtor; or (xiii) accounts which represent a progress or "milestone" billing on a contract that has not been fully completed by the Company.

The Loan Agreement defines Eligible Inventory as Inventory consisting of first quality finished goods held for sale in the ordinary course of the Company's business and raw materials for such finished goods which are located at the Company's premises and acceptable to North Mill. Eligible Inventory does not include the following: (a) obsolete or unsalable or slow moving items (an item shall be considered "slow moving" if the inventory stock date was more than 12 months prior and the Company has more than a 12 month supply on hand, based on the most recently ended 12 months of sales); (b) work in process, components which are not part of finished goods, supplies, spare parts, packaging and shipping materials or materials used or consumed in the Company's business; (c) goods returned to, repossessed by, or stopped in transit by, the Company; (d) Inventory at the premises of third parties or subject to a security interest or lien in favor of any third party; (e) bill and hold goods, (f) Inventory which is not subject to a perfected security interest in favor of the Company; (g) returned goods (except for standardized, re-sellable goods which are in new condition in original packaging) and/or defective goods, or "seconds"; (h) Inventory purchased or sold on a consignment basis; (i) Inventory which contains any labels, trademarks, trade names or other identifying characteristics which are the property of third parties unless the use of same by the Company is under a valid license, royalty or similar agreement with the owner thereof, in form and substance satisfactory to North Mill, and which license, royalty or similar agreement remains in full force and effect, has not been terminated and the owner thereof has issued in favor of North Mill an agreement, in form and substance satisfactory to North Mill, allowing North Mill to dispose of items of inventory upon the occurrence of an Event of Default; (j) Inventory produced in violation of the Fair Labor Standards Act and subject to the so-called "hot goods" provision contained in Title 29 U.S.C. Section 215(a)(1); or (k) inventory located at a leased premises or public or private warehouse unless North Mill has received a waiver agreement, in form and content satisfactory to North Mill, from the landlord/warehouseman. Eligible Inventory shall for the purposes of this Agreement be valued at the lower of cost or market value and shall be reduced by the amount of any accrued warranties.

The maximum aggregate principal amount subject to the Revolver is $18,000,000. Interest accrues on the daily balance at the per annum rate of 1.5% above the Prime Rate in effect from time to time, but not less than 4.75% (the “Applicable Rate”). In the Event of a Default, interest may become 6% above the Applicable Rate (the “Default Rate”). All interest payable under the Loan Documents is computed on the basis of a 360 day year for the actual number of days elapsed on the Daily Balance.

In consideration of North Mill's entering into this Agreement, the Company has agreed to pay North Mill an annual facility fee (the “Facility Fee”) as follows:

(a)           The First Year of the Loan

(i)	For the first year of the loan, 1% of the sum of (x) $10,000,000 of the Advance Limit plus (y) any Advances other than under the Revolving Credit Facility.

(ii)	In addition, if the amount owed under the Revolving Credit Facility during the first year of the loan:

Loan Amount	Additional Fee
<10,000,000 but equal or less than 11,000,000	$10,000
<11,000,000 but equal or less than 12,000,000	$10,000
<12,000,000 but equal or less than 13,000,000	$10,000
<13,000,000 but equal or less than 14,000,000	$10,000
<14,000,000 but equal or less than 15,000,000	$10,000
<15,000,000 but equal or less than 16,000,000	$10,000
<16,000,000 but equal or less than 17,000,000	$10,000
<17,000,000 but equal or less than 18,000,000	$10,000

Each Loan Amount level above is an “Increment”. The highest Daily Balance of the Revolving Credit Facility during the first year of the loan, but in no event less than $10,000,000, is the “First Year Benchmark Advance Amount”.

(b)	The Second Year of the Loan

(i)
For the second year of the loan, the Company will owe North Mill a Facility Fee equal to one percent (1%) of the sum of (x) the First Year Benchmark Advance Amount plus (y) any advances other than under the Revolving Credit Facility.

(ii)
In addition, the Company will owe to North Mill an additional Facility Fee of $10,000 at the initial occurrence that the amount owed under the Revolving Credit Facility during the second year of the loan exceeds the First Year Benchmark Advance by each applicable Increment. The highest Daily Balance of the Revolving Credit Facility during the second year of the loan, but in no event less than the First Year Benchmark Advance Amount, is the “Second Year Benchmark Advance Amount”.

(c)	The Third Year of the Loan

(i)
For the third year of the loan, the Company shall pay to North Mill a Facility Fee equal to 1% of the sum of (x) the Second Year Benchmark Advance Amount plus (y) any Advances other than under the Revolving Credit Facility.

(ii)
In addition, the Company will owe to North Mill an additional Facility Fee of $10,000 at the initial occurrence that the amount owed under the Revolving Credit Facility during the third year of the loan exceeds the Second Year Benchmark Advance Amount by each applicable Increment. The highest Daily Balance of the Revolving Credit Facility during the third year of the loan is the “Third Year Benchmark Advance Amount”.

The Company will also pay North Mill a monthly fee (“Servicing Fee”) in an amount equal to 0.166% of the average Daily Balance during each month on or before the first day of each calendar month during the Term, including each renewal term, or so long as the obligations are outstanding. The Servicing Fee shall be based on a minimum daily average outstanding balance of advances of $3,000,000.

The initial term of the loan is 3 years. After the initial term and unless otherwise terminated, the loan will be extended in one year periods at the option of North Mill. If the term is terminated by North Mill upon the occurrence of an Event of Default or is terminated by the Company before the expiration of the initial term or during a renewal term, the Company will owe North Mill a fee in an amount equal to: (a) 3% of the sum of the First Year Benchmark Advance Amount plus any advances by North Mill to or on behalf of North Mill other than under the Revolving Credit Facility, if such termination occurs on or prior to the first anniversary of the commencement date of the initial term; (b) 2% of the sum of the Second Year Benchmark Advance Amount plus any advances by North Mill to or on behalf of North Mill other than under the Revolving Credit Facility, if such termination occurs after the first anniversary of the commencement date of the initial term and on or prior to the second anniversary of the commencement date of the initial term; or (c) 1% of the sum of the Third Year Benchmark Advance Amount plus any advances by North Mill to or on behalf of North Mill other than under the Revolving Credit Facility, if such termination occurs after the second anniversary of the commencement date of the initial term and on or prior to the termination of the initial term. Notwithstanding the foregoing, in the event that the Company is acquired by a third-party on a date that is on or after the date that is the nine month (9) anniversary of the date of this Agreement, and in connection with such acquisition the term is terminated by the Company in connection with said acquisition, the termination fee shall be reduced to: (x) 1% of the sum of the First Year Benchmark Advance Amount plus any advances by North Mill to or on behalf of the Company other than under the Revolving Credit Facility, if such termination occurs on or prior to the first anniversary of the commencement date of the initial term; (y) 1% of the sum of the Second Year Benchmark Advance Amount plus any Advances by North Mill to or on behalf of North Mill other than under the Revolving Credit Facility, if such termination occurs after the first anniversary of the commencement date of the initial term and on or prior to the second anniversary of the commencement date of the initial term; or (z) 1% of the sum of the Third Year Benchmark Advance Amount plus any advances by North Mill to or on behalf of North Mill other than under the Revolving Credit Facility, if such termination occurs after the second anniversary of the commencement date of the initial term and on or prior to the termination of the initial term.

The Company granted to North Mill a continuing security interest in the Collateral in order to secure the repayment of the obligations and performance by the Company of each and all of its covenants and obligations under the Loan Agreement. The Loan Agreement defines Collateral as all of the following assets, properties, rights and interests in property of the Company whether now owned or existing, or hereafter acquired or arising, and wherever located: all Accounts, all Equipment, all Commercial Tort Claims, all General Intangibles, all Chattel Paper, all Inventory, all Negotiable Collateral, all Investment Property, all Financial Assets, all Letter-of-Credit Rights, all Supporting Obligations, all Deposit Accounts, all money or assets of the Company, which hereafter come into the possession, custody, or control of North Mill; all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing; any and all tangible or intangible property resulting from the sale, lease, license or other disposition of any of the foregoing, or any portion thereof or interest therein, and all proceeds thereof; and any other assets of the Company which may be subject to a lien in favor of North Mill as security for the obligations under the Loan Agreement.

The Loan Agreement also contains both affirmative and negative covenants that are customary in this type of transaction.

Capitalized terms not otherwise defined herein have the meanings set forth in the Loan Agreement.

Revolving Credit Master Promissory Note

On July 24, 2020, the Company entered into the Revolving Credit Master Promissory Note (the “Note”) to promise to pay to the order of North Mill up to $18,000,000, together with interest as may be outstanding on advances by North Mill to the Company under the Loan Agreement. The principal amount owing hereunder is due to North Mill on the Termination Date, which is currently July 24, 2023, or as may otherwise be provided for in the Loan Agreement.

The Note provides that on the first day of each calendar month hereafter, the Company will pay to North Mill accrued interest, computed on the basis of a 360 day year for the actual number of days elapsed, on the Daily Balance, at the per annum rate of 1.5% above the Prime Rate in effect from time to time, but not less than 4.75% per annum. If there is a change in the Prime Rate, the rate of interest on the Daily Balance shall be changed accordingly as of the date of the change in the Prime Rate, without notice to the Company.

The Loan Agreement is attached hereto as Exhibit 4.1 and the Note is attached as Exhibit 4.2.

Item 1.02 Termination of a Definitive Agreement

In connection with the closing of the Loan Agreement, Pinnacle Bank, a Tennessee banking corporation, as successor in interest by name change and by merger with the Bank of North Carolina (“Pinnacle”) entered into a payoff letter agreement with North Mill and Optical Cable Corporation (the “Payoff Letter”) pursuant to which Pinnacle agreed to terminate its Credit Agreement with Optical Cable Corporation dated April 26, 2016 (as amended and modified by Loan Modification Agreement dated December 21, 2016, and by Second Loan Modification Agreement dated February 28, 2017, and by Third Loan Modification Agreement dated April 27, 2017, and by Fourth Loan Modification Agreement dated April 10, 2018, and by a Fifth Loan Modification Agreement dated October 15, 2018, and by Sixth Modification Agreement dated April 30, 2019 and by Seventh Loan Modification Agreement dated September 11, 2019 and by Eighth Loan Modification Agreement dated January 20, 2020 and by Ninth Loan Modification Agreement dated March 10, 2020 and by Tenth Loan Modification Agreement Dated April 15, 2020 and by Eleventh Loan Modification Agreement Dated April 30, 2020 (collectively, the “Credit Agreement”), upon payment in full by Optical Cable Corporation of the unpaid principal balance and accrued interest under the Revolving Credit Facility and related Revolving Credit Note no later than July 24, 2020 at 5:00 pm (eastern time), which condition Optical Cable Corporation satisfied by payment in full to Pinnacle in accordance with the terms of the Payoff Letter. The Payoff Letter was a condition to the Company and North Mill entering into the Loan Agreement and to Optical Cable Corporation’s payment to Pinnacle on July 24, 2020.

According to the terms of the Payoff letter, the following agreements, as amended, modified, continued or restated, remain in full force and effect: (1) Term Loan A Note by the Company dated April 26, 2016, in the original principal amount of $1,816,609 for the benefit of Pinnacle, and Term Loan B Note in the original principal amount of $5,271,411 by the Company for the benefit of Pinnacle (Term Loan A Note and Term Loan B Note, together, the “Pinnacle Term Notes”), and (2) the Corrected Deed of Trust dated June 4, 2008, granted by Optical Cable Corporation for the benefit of Pinnacle and encumbering real property described therein located in Roanoke County, Virginia, and recorded in the Clerk’s Office of the Circuit Court of Roanoke County, Virginia, as Instrument #200807923, as amended, modified, continued or restated and the Corrected Deed of Trust, Security Agreement and Fixture Filing dated May 30, 2008, granted by Optical Cable Corporation for the benefit of Pinnacle and encumbering the real property described therein located in Buncombe County, North Carolina, and recorded in the Office of the Register of Deeds for Buncombe County, North Carolina, in Deed Book 4573, pages 1676 – 1688 (such Corrected Deed of Trust and such Corrected Deed of Trust, Security Agreement and Fixture Filing, together, the “Pinnacle Real Estate Documents”).

Except for the Pinnacle Term Notes and Pinnacle Real Estate Documents, all other documents related to the Credit Agreement were terminated as of July 24, 2020.

As of July 28, 2020, the principal balances owed on the Pinnacle Term Notes in aggregate total $5,241,218.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

4.1
Loan and Security Agreement dated July 24, 2020 by and among Optical Cable Corporation along with its subsidiaries Applied Optical Systems, Inc., and Centric Solutions LLC, and North Mill Capital LLC (FILED HEREWITH)

4.2	Revolving Credit Master Promissory Note dated July 24, 2020 by Optical Cable Corporation along with its subsidiaries Applied Optical Systems, Inc., and Centric Solutions LLC in favor of North Mill Capital LLC (FILED HEREWITH)

4.3	Payoff Letter from Pinnacle Bank to North Mill Capital LLC and Optical Cable Corporation (FILED HEREWITH)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ TRACY G. SMITH
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: July 30, 2020